Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

DATED OCTOBER 29, 2002

BETWEEN CORTEX PHARMACEUTICALS AND ROGER G. STOLL, Ph.D.

This amendment, effective as of August 13, 2005, hereby amends Section 2 of the Employment Agreement entered into by Cortex Pharmaceuticals (the “Company”) and Roger G. Stoll, Ph.D. (the “Executive”) dated October 29, 2002, as amended April 8 2003, and November 10, 2004.

Section 2 is hereby amended to read in full as follows:

2. Term. The term of this Agreement shall expire on August 13, 2008.

IN WITNESS HEREOF, the parties hereto have executed this Third Amendment to Employment Agreement to be effective as of the day and year first above written.

CORTEX PHARMACEUTICALS, INC.

By:	/s/ M. Ross Johnson, Ph.D.
M. ROSS JOHNSON, Ph.D.

Its:	Chairman, Compensation Committee

EXECUTIVE

/s/ Roger G. Stoll, Ph.D.
ROGER G. STOLL, Ph.D.